Exhibit 99.1

GALECTIN THERAPEUTICS INC.

ANNOUNCES PRICING OF PUBLIC OFFERING OF 1,159,445 UNITS,

LISTING ON NASDAQ AND EFFECTIVENESS OF REVERSE STOCK SPLIT

Newton, MA – March 22, 2012 – Galectin Therapeutics Inc. (NASDAQ: GALT) today announced the pricing of an underwritten public offering of 1,159,445 units at a price to the public of $9.00 per unit, with each unit consisting of two common voting shares, par value $0.001 per share (the “Common Stock”), and one warrant to purchase one share of Common Stock. Galectin has also granted the underwriters a 45-day option to purchase up to an additional 173,916 units to cover over-allotments, if any. Galectin is conducting the offering pursuant to an effective shelf registration statement under the Securities Act of 1933, as amended, and all of the units in the offering are to be sold by Galectin.

The offering is expected to close on March 28, 2012, subject to customary closing conditions.

The units will begin trading on The NASDAQ Capital Market on March 23, 2012 under the symbol “GALTU.” The units may not be separated into the underlying shares of Common Stock and warrants until the earlier of (1) the exercise in full of the underwriters’ over-allotment option or (2) forty-five (45) days from the date of the final prospectus supplement related to the offering; and thereafter, the units may be separable only upon the request of a holder. Each warrant will have an initial exercise price of $5.63 per share, will be exercisable upon separation of the units and will expire five years from the closing of this offering. When separately transferable, the warrants will trade on The NASDAQ Capital Market under the symbol “GALTW.”

The gross proceeds to Galectin from this offering are expected to be $10,435,005 (assuming no exercise of the underwriters’ over-allotment option), before deducting underwriting discounts and commissions and other estimated offering expenses payable by Galectin. Galectin intends to use the net proceeds from the offering to fund its research and development activities and for working capital and other general corporate purposes and possibly acquisitions of other companies, products or technologies, though no such acquisitions are currently contemplated.

Galectin also announced that, effective as of March 23, 2012, its Common Stock will begin trading on The NASDAQ Capital Market under the symbol “GALT” and will cease trading on the OTC Bulletin Board. Furthermore, in connection with its listing on The NASDAQ Capital Market, Galectin has effected a 1-for-6 reverse stock split of its Common Stock, which is effective for trading purposes as of March 23, 2012.

Aegis Capital Corp. is acting as the sole book-running manager for the offering.

The offering is being made solely by means of a prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission (SEC). The preliminary prospectus supplement relating to the offering has been filed with the SEC and is available, for free, on the SEC’s website at http://www.sec.gov. Copies of the final prospectus supplement relating to the offering, when available, may be obtained from the offices of Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 11th Floor, New York, NY, 10019, telephone: 212-813-1010 or email: prospectus@aegiscap.com, or from the above-mentioned SEC website.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Galectin Therapeutics

Galectin Therapeutics Inc. (NASDAQ: GALT) is a development-stage company engaged in drug development to create new therapies for cancer and fibrotic disease. Galectin’s drug candidates are based on its method of targeting galectin proteins, which are key mediators of biologic and pathologic function. Galectin attempts to leverage its scientific and development expertise as well as established relationships with outside sources to achieve cost-effective and efficient development. Galectin is pursuing a development pathway to clinical enhancement and commercialization for its lead compounds in immune enhancement for cancer therapy as well as in both liver fibrosis and fatty liver disease. Additional information is available at www.galectintherapeutics.com.

Forward Looking Statements

This press release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance, and use words such as “may,” “estimate,” “could,” “expect” and others. They are based on Galectin’s current expectations and are subject to factors and uncertainties which could cause actual results to differ materially from those described in the statements. Factors that could cause Galectin’s actual performance to differ materially from those discussed in the forward-looking statements include, among others: incurrence of operating losses since Galectin’s inception, uncertainty as to adequate financing of Galectin’s operations, extensive and costly regulatory oversight that could restrict or prevent product commercialization, inability to achieve commercial product acceptance, inability to protect Galectin’s intellectual property, dependence on strategic partnerships, product competition, and others stated in risk factors contained in Galectin’s filings with the SEC. Galectin cannot assure that it has identified all risks or that others may emerge which it does not anticipate. You should not place undue reliance on forward-looking statements. Although subsequent events may cause Galectin’s views to change, it disclaims any obligation to update forward-looking statements.

Contact: Galectin Therapeutics Inc. – Investor Relations, 617-559-0033, ir@galectintherapeutics.com